EXHIBIT 16
                                                                      ----------


                                  JAMES R. KERR
                           CERTIFIED PUBLIC ACCOUNTANT
                         60 EAST THIRD AVENUE, SUITE 390
                           SAN MATEO, CALIFORNIA 94401
                                 (650) 548-1700



February 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A, dated December 29, 1999, of AccuImage Diagnostics Corp. ("AccuImage"), and agree that the reports of James R. Kerr CPA on AccuImage's financial statements for the third quarter ended June 30, 1999 contained no adverse opinion or disclaimer, or were qualified as to uncertainty, audit scope, or accounting principles. We agree that during AccuImage's third quarter ended June 30, 1999 and the subsequent interim period through December 29, 1999, there were no disagreements with us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

 /s/ JAMES R. KERR
--------------------------------
     James R. Kerr,
     Certified Public Accountant